As filed with the Securities and Exchange Commission on February 6, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUEST SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

California	33-0231678
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

8001 Irvine Center Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

2001 STOCK INCENTIVE PLAN

(Full title of the Plan)

J. Michael Vaughn

General Counsel

Quest Software, Inc.

8001 Irvine Center Drive

Irvine, CA 92618

(Name and address of agent for service)

(949) 754-8000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, no par value	5,000,000 Shares	$10.30	$48,813,947	$4,491

(1)	Represents shares issuable pursuant to the Registrant’s 2001 Stock Incentive Plan (the “Plan”). An aggregate of 5,000,000 shares of Common Stock available for issuance under the 2001 Plan were registered on February 14, 2002 (Registration No. 333-82784). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)	Estimated, solely for purposes of calculating the registration fee, pursuant to Rule 457(h) on the basis of (a) the weighted average exercise price ($9.48) of the outstanding options to purchase 3,275,675 shares of the Registrant’s Common Stock granted under the Plan and (b) with respect to the remaining 1,724,325 shares of Common Stock reserved for issuance under the Plan, the average of the high and low sales prices of the Registrant’s Common Stock on January 31, 2003 (which was $10.30), as reported by the Nasdaq National Market.

PART II

Information Required in the Registration Statement

Quest Software, Inc. (the “Registrant”) hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-82784).

Item 8.    Exhibits

Exhibit Number	Exhibit

5	Opinion of General Counsel

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of General Counsel (included in Exhibit 5)

24	Power of Attorney (included on the signature page)

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on this 6th day of February, 2003.

QUEST SOFTWARE, INC.

By:	/s/ M. BRINKLEY MORSE
M. Brinkley Morse, Vice President, Finance and Operations

POWER OF ATTORNEY

The undersigned officers and directors of Quest Software, Inc., a California corporation, do hereby constitute and appoint Vincent C. Smith, David M. Doyle and M. Brinkley Morse, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT C. SMITH Vincent C. Smith	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	January 31, 2003

/s/ DAVID M. DOYLE David M. Doyle	President and Director	January 31, 2003

/s/ M. BRINKLEY MORSE M. Brinkley Morse	Vice President, Finance and Operations (Principal Financial Officer)	January 31, 2003

/s/ KEVIN BROOKS Kevin Brooks	Corporate Controller (Principal Accounting Officer)	January 31, 2003

/s/ DORAN G. MACHIN Doran G. Machin	Director	January 31, 2003

/s/ JERRY MURDOCK, JR. Jerry Murdock, Jr.	Director	January 31, 2003

/s/ RAYMOND J. LANE Raymond J. Lane	Director	January 31, 2003

/s/ AUGUSTINE L. NIETO II Augustine L. Nieto II	Director	January 31, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit

5	Opinion of General Counsel

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of General Counsel (included in Exhibit 5)

24	Power of Attorney (included on the signature page)